1st FRANKLIN FINANCIAL CORPORATION

                             INDEX TO EXHIBITS


Exhibit No.                                                        Page No.
-----------                                                        --------

     19      Quarterly Report to Investors for
               the Six Months Ended June 30, 2000 ...............      4

     27      Financial Data Schedule ............................     13